UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2024 (April 9, 2024)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed, in November 2022 and April 2023, Auddia Inc. (the “Company”, “we” and “us”) entered into secured bridge note (“Bridge Notes”) financings with one accredited investor who is a significant existing stockholder of the Company. The Company received $2.75 million of gross proceeds in connection with the Bridge Note financings. The Bridge Notes are currently due.

In connection with the issuance of the Bridge Notes, the Holder also holds 50,000 common stock warrants (1,250,000 warrants prior to adjustment for the recent 1-25 reverse stock split) (“Existing Warrants”) with a current exercise price of $15.25 per share ($0.61 per share prior to adjustment for the recent 1-25 reverse stock split).

Amendment and Waiver Agreement Relating to Prior Secured Bridge Note Financings

On April 9, 2024, the Company and the investor entered into an Amendment and Waiver Agreement relating to the Bridge Notes.

Principal Repayment

The Company has agreed to pay $2.75 million in cash to the Investor in repayment of the principal of the Bridge Notes (exclusive of the $275,000 of original issue discount on the Bridge Notes) shortly after the closing by the Company of one or more equity financings with total gross proceeds to the Company of not less than $6,000,000.

Equity Conversion

Effective April 9, 2024, the Investor converted $911,384 (the “Rollover Amount”) which is equal to the (i) unpaid accrued interest on the Bridge Notes plus (ii) the original issue discount (“OID”) on the Bridge Notes, into equity securities of the Company (the “Rollover Securities”).

The Rollover Securities consist of (i) 463,337 prefunded common stock warrants with a per share exercise price of $0.001 per share (the “Prefunded Warrants”) and (ii) 463,337 non-prefunded warrants (the “Non-Prefunded Warrants”) with a per share exercise price equal to $1.967. As of the date and time of the Amendment and Waiver Agreement, the Nasdaq Minimum Price (as defined in the applicable Nasdaq listing rules) for the Company’s common stock was $1.966.

The number of Prefunded Warrants was determined by dividing the Rollover Amount by $1.967. The number of Non-Prefunded Warrants is equal to the number of Prefunded Warrants (i.e. 100% warrant coverage). The Non-Prefunded Warrants have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. In order to assure compliance with applicable Nasdaq rules, the Non-Prefunded Warrants shall not be exercisable for six months following the date of issue.

Fee Warrants

The Company issued to the Investor 50,000 new common stock warrants with a five year term as a loan extension fee (“Fee Warrants”). The exercise price of these additional Fee Warrants is $1.967. The Fee Warrants have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. In order to assure compliance with applicable Nasdaq rules, the Fee Warrants shall not be exercisable for six months following the date of issue.

Repricing of Existing Warrants

The Company agreed to adjust the exercise price of the Investor’s Existing Warrants from $15.25 (after adjustment for the recent reverse stock) to $1.967 per share.

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Ownership and Exercise Limitations

The Investor will not be able to receive shares upon exercise of any of the foregoing securities, unless prior stockholder approval is obtained, if (i) the number of shares to be issued would exceed 20% of the Company’s outstanding number of shares at a discount to the applicable Nasdaq Minimum Price or (ii) the number of shares to be issued would result in in a Change of Control within the meaning of Nasdaq Rule 5635(b).

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The foregoing description of the Amendment and Waiver Agreement is qualified in its entirety by reference to the full text of that Agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment and Waiver Relating to Senior Secured Bridge Notes dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

April 15, 2024	By:	/s/ John Mahoney
Name: John Mahoney
Title: Chief Financial Officer

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